MAPLE-BROWN ABBOTT LIMITED

    Code of Ethics

Contents

1.	INTRODUCTION		4

2.	GENERAL PRINCIPLES		4

3.	FIDUCIARY OBLIGATIONS		5

	(i)	General Fiduciary Principles	5

	(ii)	Operating Procedures and Compliance Review	6

4.	CONFLICTS OF INTEREST—PERSONNEL		6

	(i)	General Statement	6

	(ii)	Participating in Outside Activities	7

	(iii)	Benefiting from One’s Position with the Company	7

5.	CONFLICTS OF INTEREST—COMPANY		8

	(i)	General Statement	8

	(ii)	Specific Undertakings	8

	(iii)	AIFMD	8

6.	RELATIONSHIPS WITH AND RESPONSIBILITIES TO CLIENTS		9

	(i)	Specific Undertakings	9

	(ii)	Operating Procedures and Compliance Review	10

7.	PERSONAL SECURITIES TRADING POLICY		11

	(i)	Scope of Policy	11

	(ii)	Pre-Clearance of Trades in Reportable Securities	13

	(iii)	The Embargoed List	14

	(iv)	Reporting Requirements	15

	(v)	Other Operating Guidelines	18

	(vi)	Substantial Shareholding Considerations	19

8.	GIFTS AND ENTERTAINMENT POLICY		20

	(i)	Background	20

	(ii)	Company’s Gift and Entertainment Procedures	20

9.	ANTI-BRIBERY POLICY		22

	(i)	Company’s Anti-Bribery Procedures	22

	(ii)	U.S. Foreign Corrupt Practices Act	22

10.	POLITICAL CONTRIBUTIONS AND PAY TO PLAY POLICY		23

	(i)	Background	23

	(iii)	Company’s Pay to Play Procedures	23

	(iv)	Preclearance of Political Contributions	24

	(v)	New Employee Certification	24

(iv) Recordkeeping		25

11.	INSIDER TRADING POLICY	25

(i) Background		25

(ii) Company’s Insider Trading Procedures		26

12.	INTERNET AND EMAIL USE POLICY	27

(i) General		27

(ii) Electronic Communications Surveillance		27

(iii) Media Contact and Social Networking Policy		28

Annexure A		29

EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT OF THE CODE AND COMPLIANCE ATTESTATION		29

Annexure B		30

ANNUAL OUTSIDE ACTIVITY/INSIDER DISCLOSURE STATEMENT		30

Annexure C		32

EMPLOYEE TRADE PRECLEARANCE REQUEST FORM		32

Annexure D		33

APPLICATION TO PARTICIPATE IN PRIVATE INVESTMENTS		33

Annexure E		35

INITIAL AND ANNUAL HOLDINGS REPORT		35

Annexure F		36

QUARTERLY TRANSACTION REPORT		36

Annexure G		37

POLITICAL CONTRIBUTIONS PRECLEARANCE FORM		37

Annexure H		39

NEW EMPLOYEE POLITICAL CONTRIBUTION DISCLOSURE FORM		39

Annexure I		41

EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT OF COMPLIANCE MANUAL AND COMPLIANCE ATTESTATION		41

1. INTRODUCTION

The policy of this Company is one of strict observance of all laws applicable to its business and to uphold the highest professional, ethical and service standards. The Board and senior management of the Company consider that the Company has a very strong ethical and compliance culture. Activities which in any way compromise the standard of service to clients or the Company’s integrity are not permitted.

This Code of Ethics (the Code) states Maple-Brown Abbott’s (the Company’s) policy in relation to business ethics and standards of employee and Company conduct. The Code covers the global activities of the Company. All employees must observe the Code and annually certify their compliance with the Code. In addition to the Code, all employees are required to read and attest to the Compliance Manual (the Manual), as defined in Annexure I.

As the Company is registered by the US Securities & Exchange Commission as an investment adviser ,the Code is also designed to meet the Company’s U.S. regulatory responsibility pursuant to Rule 204A-1 of the Investment Advisers Act of 1940 (the Advisers Act). As some of the US legislative and regulatory requirements are prescriptive, specifics of some the requirements are detailed in the Code. Each Employee must execute and return to the Chief Compliance Officer (CCO) the “Employee Acknowledgement of Receipt and Compliance Attestation” form attached hereto as Annexure A, upon hire and annually thereafter, certifying that he or she has read and understands the Code’s contents.

Rule 204A-1 of the Advisers Act requires each registered investment adviser to maintain and enforce a written code of ethics that, at a minimum, includes:

•	Standards of business conduct reflective of the advisers fiduciary obligations to its clients;

•	Requirement to comply with federal securities laws;

•	Requirement for the reporting and review of all personal securities transactions and holdings and related pre-clearance of trading activity;

•	Requirement to report violations of the Code to the CCO; and

•	Requirement to provide the Code to employees and the related acknowledgement of receipt by employees.

2. GENERAL PRINCIPLES

All Employees must promptly report any known violations of the Code and securities laws, including U.S. federal securities laws, to the CCO.

If it is determined that an Employee has committed a violation of the Code, the Company may impose sanctions and/or take other action as deemed appropriate. These actions may include, among other things, disgorgement of profits, criminal or civil penalties, a letter of caution or warning, suspension or termination of employment, and/or notification to the relevant national securities regulator of the violations.

To support this Code, and the continuous improvement of professional, ethical and service standards, the Company encourages all its employees to report any breach or reasonably suspected breach of the law or this Code, or fraud or attempted fraud, directly to his or her manager, to CCO or to the Chair of the Audit & Compliance Committee as required by Rule 204A-1 of the Advisers Act (refer Fraud Policy and Breach Reporting Policy).

The Company will use its best endeavours to ensure that an employee raising such a matter in good faith will be supported. Victimisation of whistleblowers is a crime. The Company will deal with any such matter in confidence. The Company may disclose this information, if necessary, to regulators or the proper authorities. However, the company officer receiving the information from a whistleblower cannot pass on the revelation and/or the identity of the whistleblower (or information that may lead to the identity) to any other company officer/employee, or any other third party, until the whistleblower has given their consent. Once this consent has been obtained, the Company will arrange prompt investigation by the appropriate parties.

3. FIDUCIARY OBLIGATIONS

(i)	General Fiduciary Principles

By nature of its relationship with Clients, the Company is considered a fiduciary.

The following represents some of the general fiduciary principles applicable to the Company.

a)	Disinterested Advice – the Company must provide advice that is suitable for its Client and in the best interest of its Client.

b)	Disclosure of Conflicts of Interest – In the Form ADV Part 2A, as required by the Advisers Act, the Company will detail in writing material facts regarding advisory services being provided along with actual or potential conflicts of interest that may arise from providing such services.

c)	Confidentiality – An individual Client’s records and financial information must be treated with strict confidentiality. Under no circumstances should any such information be disclosed to a non-affiliated third party that has not been granted a legal right from the Client to receive such information (refer Privacy Policy).

d)	Fraud – the Company shall not employ any device, scheme, or artifice to defraud any prospective or current Client or Investor (refer Fraud Policy).

An investment adviser’s fiduciary duty is made enforceable by the U.S. Securities and Exchange Commission (SEC) by Section 2061 of the Advisers Act (the “Fraud Policy”).

(ii)	Operating Procedures and Compliance Review

The CCO has a continuing duty, along with all Employees, to protect the interests of each Client. All Employees will act with competence, integrity, and in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers, and fellow Employees. All Employees will cooperate to the fullest extent reasonably requested by the CCO to enable the Company to comply with all applicable securities law.

The CCO will determine, in connection with periodic reviews of the Company’s operating activities, if the Company is satisfying its fiduciary obligations and not putting its proprietary interests before those of any Client.

To that end, the CCO will analyse certain activities such as:

a)	Employee personal trading activities;

b)	Outside business activities of Employees;

c)	Statements made by the Company or its Employees in marketing and advertising materials; and

d)	Fees charged to Clients (performance-based fees in particular).

The CCO administers the Code. All questions regarding the Code should be directed to the CCO.

4. CONFLICTS OF INTEREST—PERSONNEL

(i)	General Statement

Employees are under an obligation to the Company not to place themselves in a position where their private interests conflict, or could be seen to be in conflict, with their duty to the Company or its clients. Accordingly, employees may not use their position, Company assets, or confidential information gained in connection with Company employment for personal gain or for the benefit of a family member or any outside party. Employees may deal in securities quoted on the Australian Securities Exchange (ASX) or a recognised overseas exchange, provided always that the requirements of this Code are met. The receipt or offer of secret commissions is totally prohibited and will result in instant dismissal, quite apart from any legal action which could arise.

[1]	Sections 206(1) and 206(2) of the Advisers Act generally prohibit an investment adviser from employing a “device, scheme or artifice” to defraud clients or engaging in a “transaction, practice or course of business” that operates as a “fraud or deceit” on clients.

Examples of activities which are considered undesirable because they could constitute, or lead to, conflicts of interest or breaches of duty on the part of employees and their associates are listed below.

Employees include executive directors (and, unless otherwise stated, non-executive directors), managers and all other staff engaged either on a contract of employment or a salaried basis.

(ii)	Participating in Outside Activities

a)	An employee may not serve as a director or trustee of, or in any employment capacity with, or as a consultant to, any non-affiliated company, trust or individual, except with the prior knowledge and written consent of the Managing Director or the CCO.

b)	This requirement does not apply to:

•	service on behalf of corporations which are primarily charitable or civic in nature or those which are not primarily organised for profit; or

•	self-managed superannuation funds where the employee will be an individual trustee or a director of a corporate trustee.

Employees must obtain written approval from Managing Director following consultation with the CCO, before engaging in outside business activities. “Outside Business Activities” include being (whether or not on behalf of the Company) an officer, director, limited or general partner, member of a limited liability company, employee or consultant of any non-Company entity or organization. Employees wishing to enter into or engage in such transactions and activities must obtain the required written approval using the form attached (See Annexure B). Employees engaging in activities already approved do not need to seek re-approval. Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues.

(iii)	Benefiting from One’s Position with the Company

a)	Prospective business dealings (other than investments in our Funds or Trusts) between the Company and a member of an employee’s immediate family should be disclosed to the Managing Director who may refer the matter to the Board.

b)	An employee must not release to others any data or information of a confidential nature relating to a client’s affairs or the Company’s business or use such data or information for personal advantage.

c)	An employee must not receive any payment, gift or other benefit from any entity which has or is seeking to have business dealings with the Company unless, in the case of a gift or other benefit, it is of a minor nature involving, for example, food, drink or entertainment in the ordinary course of business. Refer further at section 8 ‘Gifts and Entertainment Policy’.

d)	An Employee must not inappropriately utilise the property of the Company, or the services of the Company or its Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO.

5. CONFLICTS OF INTEREST—COMPANY

(i)	General Statement

The Company will at all times ensure that it puts its clients’ interests before its own, and it will not seek to benefit in any way from its position as manager of its clients’ assets other than through its agreed remuneration.

(ii)	Specific Undertakings

In accordance with this Code, the Company undertakes that:

a)	It will not accept any offers of new issues or sub-underwriting on its own behalf. All such offers, if accepted, will be accepted on behalf of clients.

b)	It will not ordinarily engage in any share or security dealing on its own behalf.

c)	Apart from normal brokerage services, research and seminars received from stockbrokers in the normal course of business, it will have no “soft dollar” arrangements in place with any broker or any other organisation (refer Soft Dollar Policy).

d)	It will disclose to the client if it will pay, or has paid, any fee or commission to a person, or someone nominated by that person, who referred the client to the Company (refer Advertising Policy).

(iii) Alternative Investment Fund Managers Directive (AIFMD)

AIFMD is a European financial directive. Under Article 14 of AIFMD, the Company should maintain and operate effective organisational and administrative arrangements to identify, prevent, manage and monitor conflicts of interest in order to prevent them from adversely affecting the interests of the funds and their investors. Under Article 31 of AIFMR, the Company should establish, implement and apply an effective conflicts of interest policy.

Under Article 14 of AIFMD, the Company should segregate tasks and responsibilities which may be regarded as incompatible with each other or which may potentially generate systematic conflicts of interest. The Company should assess whether its operating conditions may involve any other material conflicts of interest and disclose them to the investors of the funds. Where the Company’s organisational arrangements are not sufficient to ensure that risks of damage to investors’ interests will be prevented, the Company should clearly disclose the general nature or sources of conflicts of interest to the investors before undertaking business on their behalf, and develop appropriate policies and procedures. Under Article 36 of AIFMR, such information to be disclosed to investors should be provided to investors in a durable medium or by means of a website. Where the information is provided by means of a website and is not addressed personally to the investor, the following conditions shall be satisfied:

(a)	The investor has been notified of the address of the website, and the place on the website where the information may be accessed, and has consented to the provision of the information by such means;

(b)	the information must be up to date; and

(c)	the information must be accessible continuously by means of that website for such period of time as the investor may reasonably need to inspect it.

Under Article 34 of AIFMR, where the Company’s organisational or administrative arrangements are not sufficient to ensure that risks of damage to the interests of the fund or investors in the fund are prevented, the senior management of the Company should be promptly informed in order to take any necessary decision or action to ensure that the Company acts in the best interests of the fund or the investors in that fund. The Company will seek, where necessary or relevant, to:

(a)	Prevent or control the exchange of information between relevant persons engaged in collective portfolio management activities or other activities;

(b)	have separate supervision of relevant persons, whose principal functions involve carrying out collective portfolio management activities on behalf of, or providing services to, clients or investors, whose interests may conflict, or who otherwise represent different interests that may conflict, including those of the Company;

(c)	remove any direct link between the remuneration of relevant persons principally engaged in one activity and the remuneration of, or revenues generated by, different relevant persons principally engaged in another activity, where a conflict of interest may arise in relation to those activities;

(d)	prevent or restrain any person from exercising inappropriate influence over the way in which a relevant person carries out collective portfolio management activities; and

(e)	prevent or control the simultaneous or sequential involvement of a relevant person in separate collective portfolio management activities or other activities.

Under Article 35 of AIFMR, the Company should keep and regularly update a record of the types of activities undertaken by or on behalf of it in which a conflict of interest entailing a material risk of damage to the interests of the fund or its investors has arisen/may arise. Senior management shall receive on a frequent basis, and at least annually, written reports on these activities.

6. RELATIONSHIPS WITH AND RESPONSIBILITIES TO CLIENTS

(i)	Specific Undertakings

a)	Investment Process

Employees shall exercise diligence and thoroughness in making investment decisions and have a reasonable and adequate basis, supported by appropriate research and investigation, for investment actions. Employees shall also make reasonable and diligent efforts to avoid any material misrepresentation in any research report and maintain appropriate records to support the reasonableness of investment decisions. Section 205 of the Advisers Act imposes various requirements related to a registered investment adviser’s investment management or advisory agreements (an Advisory Agreement) (refer Advertising Policy).

b)	Research Projects

Employees shall use reasonable judgment regarding the inclusion or exclusion of relevant factors in research reports and use their best endeavours to distinguish between facts and opinions in research reports.

c)	Independence and Objectivity

Employees shall use reasonable care and judgment to achieve and maintain independence and objectivity in making investment decisions.

d)	Portfolio Investment Recommendations and Actions

Employees shall consider the appropriateness and suitability of investment actions for each portfolio having regard to the investment mandate of the relevant client or fund.

e)	Fair Dealing

In allocating trades between clients, Portfolio Managers must act fairly and objectively and in accordance with the Company’s standard practice.

f)	Preservation of Confidentiality

Employees shall preserve within the Company the confidentiality of information communicated by clients or prospective clients, unless required by a relevant Law to report information to the authorities, in which case the employee shall immediately inform the Managing Director.

g)	Prohibition against Misrepresentation

Employees shall not, in relation to the Company’s business, engage in conduct that is misleading or deceptive or is likely to mislead or deceive and in particular shall not make any statements, orally or in writing, that misrepresent:

a)	the services that they or the Company are capable of performing;

b)	their qualifications or the qualifications of the Company;

c)	the employee’s academic or professional credentials.

In relation to any unit trust or portfolio, employees shall not make or imply, orally or in writing, any guarantees regarding performance.

h)	Investment Models

Investment models on securities developed by an employee whilst in the employment of the Company remain the property of the Company at all times.

(ii)	Operating Procedures and Compliance Review

The Company has identified certain potential and actual conflicts of interest and has implemented policies and procedures that are designed to ensure all Clients are treated fairly, in accordance with the AFSL Compliance document (refer to Conflicts of Interest section) and Regulatory Guide 181. In addition, to fulfill its fiduciary obligation to its Clients, the Company discloses all known potential or actual conflicts of interest that are material.

All conflicts of interest must be brought to the attention of the CCO, who will document any conflict and its subsequent resolution. In addition, various logs are kept to ensure appropriate documentation of possible conflicts, such as the Gifts and Entertainment Register and the Political Contributions Log (refer section 8.4 of AFSL Compliance).

7. PERSONAL SECURITIES TRADING POLICY

(i)	Scope of Policy

Rule 204A-1 of the Investment Advisers Act requires an adviser’s Access Persons to periodically report their personal securities transactions and holdings to the Adviser’s CCO.

“Access Persons” as defined by Rule 204A-1 include any supervised person:

A.	Who has access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any reportable fund; or

B.	Who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

If providing investment advice is your primary business, all of the adviser’s directors and officers, excluding Non-Executive Directors, are presumed to be Access Persons (See Section (vi) Substantial Shareholding Considerations for Non-Executive Director obligations).

It is the Company’s policy that all Employees (Non-Executive Directors are excluded) are considered Access Persons for the purposes of this policy.

This policy applies to Reportable Securities held by an Access Person’s Covered Accounts. Loosely speaking, Covered Accounts are deemed to be those accounts that are within the employee’s sphere of influence i.e. where the Employee has a direct or indirect interest in the reportable securities.

In this context “Covered Accounts” include:

(i)	companies;

(ii)	self-managed superannuation funds;

(iii)	superannuation wrap/master trust structures where the employee makes the investment decisions;

(iv)	employees;

(v)	employee’s immediate family members including de facto partners, sharing the same household, including de facto partners or

(vi)	anyone who receives financial material support from the employee (except a spouse with a valid separation decree).

Rule 204A-1 treats all securities as “Reportable Securities”, with five exceptions, designed to exclude securities that present little opportunity for the type of improper trading that the Access Person reports are designed to uncover, as follows:

(i)	Transactions and holdings in direct obligations of the U.S. government;

(ii)	Money market instruments—bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

(iii)	Shares or units in money market funds or trusts;

(iv)	Transactions and holdings in shares of other types of mutual funds, unless the adviser or a controlled affiliate acts as the investment adviser or principal underwriter of the fund; and

(v)	Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

Reportable Securities excludes exchanged traded funds (ETFs), commodities (such as silver and grain) and currencies.

The following are the securities of which particulars must appear in each employee’s Holdings Report/Register of Securities:

a)	all securities standing in the name of the employee including reporting requirements set out under section 204A-1 of the Advisors Act; (see Reporting Requirements below)

b)	all securities whose voting rights the employee has power to exercise or controls;

c)	all securities which the employee has (or controls) the power to dispose of;

d)	all securities standing in the name of a company in which the employee has more than 20% of the voting power (for which purpose the employee must count not only the employee’s votes but also the votes of any “associate” of the employee—see below for the meaning of “associate”); and

e)	all securities standing in the name of a company whose decisions about financial and operating policies can be determined by the employee.

When determining an employee’s voting power for the purpose of item (d) above, each of the following is an “associate” of the employee:

•	any person in partnership with whom the employee carries on a financial services business;

•	any person who is otherwise a partner of the employee (but only if that person knows or ought to know what is happening in the relevant company, that is to say in the company in relation to which the question is being asked: ‘Does the employee have more than 20% of the voting power?’);

•	the trustee of any trust under which the employee benefits;

•	any director of a company of which the employee is also a director and which carries on a financial services business (the company referred to here is any company other than the relevant company, that is to say any company other than the company in relation to which the question is being asked: ‘Does the employee have more than 20% of the voting power?’); and

•	any director of any other company of which the employee is also a director (the company referred to here is any company other than the relevant company, that is to say any company other than the company in relation to which the question is being asked: ‘Does the Employee have more than 20% of the voting power?’), and this leg of the definition of “associate” applies only if the other director knows or ought to know what is happening in the relevant company).

(ii)	Pre-Clearance of Trades in Reportable Securities

Permission to deal in Reportable Securities must first be sought from the Managing Director, or in his absence another executive director, or in the absence of all executive directors, from the CCO, before any transaction is undertaken (this does not apply to non-executive directors.) Permissions are to be sought by email and the email approving the trade is to be forwarded or copied to the CCO, in the form of Annexure

C. Any pre-clearance email requests should not be sent before 10.30 a.m., to allow time for the Portfolio Managers to enter orders for our clients. The request should state the direction of the trade and that the Dealer has already been consulted, re the Company not being active in the stock.

Note that pre-clearance is only required for trades in Reportable Securities.

Initial public offerings and limited offerings require preclearance before acquiring beneficial ownership, directly or indirectly, in any security in any “IPO”2 or a “Limited Offering”3 by submitting the form provided in Annexure C or the form provided in Annexure D, respectively.

The reportable security must not be on the Company’s embargoed list. See below “The Embargoed List”. All approval emails are retained by Compliance.

[2]	“Initial public offering” means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.
[3]	“Limited offering” means an offering made by a U.S. entity that is exempt from registration pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506, under the Securities Act of 1933.

‘Transaction’ includes certain off-market activities such as accepting takeover offers (but not Schemes of Arrangement) and IPOs.

The following off-market activities are subject to this Policy’s reporting requirements but do not require pre-clearance approval:

•	participation in dividend or distribution reinvestment plans;

•	participation in share purchase plans;

•	participation in off-market share buy-backs;

•	the payments of calls or instalments (though the original purchase will need to have been approved); and

•	the taking up of rights issues.

The rationale for these exclusions is two-fold. Firstly, employees should be permitted to participate in corporate actions that affect all shareholders. Secondly, these off-market activities lead to the creation of new securities (or, in the case of buy-backs, the cancellation of securities) and as such do not impact market trading.

Approvals are security specific – for example approval to buy an ordinary share does not extend to warrants or options over that ordinary share. Approvals are current for seven days—if the trade is not executed on the day of the approval then for each day that the employee desires to trade the CCO will consult with the Dealer to check that Company is not active in the particular security. If the trade has not been executed within the seven day period then the approval has to be renewed.

(iii) The Restricted List

The CCO and where applicable, investment personnel, may place certain securities on a “Restricted List.” Employees are prohibited from personally, or on behalf of a Client, purchasing or selling securities that appear on the Restricted List. A security may be placed on the Company’s Restricted List for a variety of reasons including, but not limited to:

a.	The Company is in possession of material, non-public information (“MNPI”) about an issuer;

b.	A Company employee is in a position, such as a member of an issuer’s board of directors, that may be likely to cause the Company or such Employee to receive MNPI;

c.	The Company has executed a non-disclosure agreement or other agreement with a specific issuer that restricts trading in that issuer’s securities;

d.	An Employee trading in the security may present the appearance of a conflict of interest or an actual conflict of interest;

e.	An investor relationship that involves a senior officer or director of an issuer, a “Value-Added Investor”, may present the appearance of a conflict of interest or an actual conflict of interest. By way of an example, a Value-Added Investor could be a Director of Coca-Cola when the portfolios managed by Maple-Brown Abbott held shares in Coca-Cola; and

f. The CCO has determined it is necessary to do so.

The CCO is responsible for maintaining the Restricted List and securities will remain on the Restricted List until such time as the CCO deems their removal appropriate.

(iv) Reporting Requirements

Holding Reports4

Each new Employee and Non-Executive Director must provide the CCO with an “Initial Holdings Report” attached hereto as Annexure E for all reportable securities held in both Covered Accounts and non-discretionary managed accounts. The Company confirms that the Holdings report can be represented by the Employee’s Register of securities.

Each Employee and Non-Executive Director must provide the CCO with an “Annual Holdings Report” attached hereto as Annexure E for both Covered Accounts and non-Discretionary managed accounts containing the same information required in the Initial Holdings Report as described above.

The Initial and Annual Holdings Reports includes the following minimum requirements:

i.	Content[5]

A.	The type and title of security and any applicable corresponding exchange ticker symbol or CUSIP number, number of shares and principal amount/value of each reportable security in which the access person has any direct or indirect beneficial ownership;

B.	The name of any broker, dealer or bank that maintains a securities account that is held to directly or indirectly benefit the access person; and

C.	The Access Person’s or NED’s submission date of the report.

ii.	Timing of holdings reports[6]

Access Persons and NEDs must each submit a holdings report:

A.	With current information as of a date no more than 45 days prior to the person becoming an Access Person and no later than 7 days after the person becomes an Access Person.

[4]	Rule 204A-1(b)(1)
[5]	Rule 204A-1(b)(1)(C)
[6]	Rule 204A-1(b)(1)(C)(ii)

B.	At least once annually thereafter on a date selected by the Company with current information as of a date no more than 45 days prior to the date the report was submitted.

Quarterly Transaction Reports7

Each Employee (excluding NEDs) must report to the CCO all information contained on the “Quarterly Transaction Report” attached hereto as Annexure F for all Reportable Securities in Covered Accounts. The Quarterly Transaction Report must cover all transactions during the quarter and identify any newly opened Covered Accounts. Employees with no personal securities transactions during the quarter are required to submit a Quarterly Transaction Report confirming the absence of any transactions.

Brokerage Statements

In lieu of the Quarterly Transaction Report, all Employees may provide the CCO with copies of quarterly Brokerage Statements and trade Contract Notes relating to each Covered Account. Such quarterly Brokerage Statements must be submitted within 30 days of the end of the calendar quarter and should be sent directly from the broker. Contract Notes should be sent direct by the Employee’s broker promptly following the completion of each trade.

Subject to the Brokerage Statements and Contract Notes including all of the required content of the Quarterly Transaction Report, as outlined below, the Brokerage Statements and Contract Notes will be deemed by the Company to be in lieu of the Employee’s Quarterly Transaction Report. If an Employee does not arrange for Brokerage Statements and Contract Notes to be provided, then the Employee must report using Annexure F.

The Quarterly Transaction Report includes changes to holdings brought about passively from participation in dividend reinvestment plans, receipt of bonus, rights and options issues, receipt of demerger shares and stock dividends, capital reconstructions (share splits or consolidations) and other corporate events. The Register does not need to be updated for capital returns.

Access Persons are required to submit to the CCO a Quarterly Transaction Report that satisfies the following requirements:

i.	Content[8]

Each report must at least contain the following information about each transaction involving a reportable security that the access person has any beneficial ownership direct or otherwise:

[7]	Rule 204A-1(b)(2)
[8]	Rule 204A-1(b)(2)(i)

A.	The date, title, interest rate and maturity date, number of shares, principal amount of each reportable security and if applicable, the exchange ticker symbol or CUSIP number;

B.	Nature of the Transaction (purchase, sale etc.);

C.	Effected transaction price of the security;

D.	The broker, dealer or bank with which the transaction was effected; and

E.	The date the report was submitted by the access person.

ii.	Timing of transaction reports[9]

Access persons are required to submit a transaction report no later than 30 days after the end of each calendar quarter covering at least all transactions during the quarter.

Review and Retention of Reports

The CCO shall review the holdings reports, transaction reports and the preclearance forms to determine whether any violations of the Company’s policies or of the applicable securities laws occurred. If there are any discrepancies between holdings reports, transaction reports or preclearance forms, the CCO shall contact the responsible Employee to resolve the discrepancy. If the Company determines that an Employee has violated this Code such Employee may be subject to disciplinary action or restrictions on further trading.

iii.	Private Investments

Employees (excluding NEDs) and their immediate family members must obtain written approval from the CCO before entering into private investments using the form attached hereto as Annexure D. Private investments include investments in all non-listed securities, private placements, private investment partnerships, interests in oil and gas ventures, real estate syndications, participations in tax shelters, and shares issued prior to a public distribution.

Additionally, prior to making the initial investment or any follow-on investment, the Employee must arrange for the CCO to review and obtain any private placement memoranda, subscription agreements or other like documents pertaining to the investment. Where confirmations and statements or other like documents are not available from the issuer, the Employee must promptly inform the CCO of any changes in the investment and provide the CCO with a written yearly update.

[9]	Rule 204A-1(b)(2)(ii)

iv.	Escalation of Violations and Sanctions

Upon discovering a violation of the procedures contained in this Code, the CCO will notify senior management and the Company may impose sanctions as it deems appropriate.

v.	Exemptions

Any Employee who wishes to seek an exemption of a specific account from coverage under the Code must contact the CCO for an exemption/waiver request. In the instance that an exemption is granted it is likely that compensatory controls will be implemented.

vi.	Confidentiality

The CCO and any other designated compliance personnel receiving reports of an Employee’s holdings and transactions under this Code will keep such reports confidential, except to the extent that the Company is required to disclose the contents of such reports to regulators.

(v)	Other Operating Guidelines

a)	Employees (excluding non-executive directors) must not deal in a security where there is an uncompleted order for that security in the market for any client, regardless of the size of the proposed transaction and regardless of the direction of the trade or price limits used. References to ‘security’ include derivatives of that security, including over-the-counter (OTC) derivatives. For example, employees must not deal in ABC options if the Company has an uncompleted order for ABC ordinary.

b)	New issues may only be accepted when they have arisen only by virtue of the employee’s own share market dealings with the issuer, the employee’s usual stockbroker or offers that are made to the general public. New issues may not be accepted by virtue of a business relationship between the Company and a stockbroker. The personal acceptance of such new issues by employees (excluding non-executive directors) must first be approved by the Managing Director, who will consider, inter alia, the following factors:

i.	the Company’s position with respect to the new issue;

ii.	the amount of the new issue sought by the employee compared with the employee’s own portfolio; and

iii.	how and from whom the new issue was made available to the employee.

Notwithstanding the above, it is the Company’s view that employees should not be disadvantaged by being prohibited from participating in corporate actions which are open to the entire share register – such as rights issues, payments of calls or instalments, takeovers and share buy-backs.

c)	If a security is placed on the restricted list, any outstanding personal trades in the embargoed security must cease. Compliance will review outstanding personal trades when a security has been embargoed and advise the employee concerned to cease trading in that security.

d)	Employees and directors are not permitted to purchase securities for which the Company has reached its maximum holding as determined by legislative restrictions.

e)	Short-term trading in listed securities is discouraged. Buying and selling a security within a three-month period would be considered to be short-term trading (this does not apply to non-executive directors).

f)	Analysts are not permitted to trade a security on which they are preparing a new research report.

Employees (excluding non-executive directors) must guard against their personal investment activities diverting them from their Company responsibilities. The basic expectation is that those activities take place outside normal working hours.

(vi)	Substantial Shareholding Considerations

The following section applies solely to the Company Secretary and each of the Company’s Directors (executive and non-executive).

In its “substantial shareholding” notices to the ASX, the Company must include the securities in the portfolios it manages and also the securities in which the Company’s “associates” have “relevant interests”. Under the Law, the Company’s “associates” in this context are the Company Secretary and each of the Company’s Directors).

Non-executive directors are requested to check with Compliance before purchasing any security in which the Company has a substantial shareholding > 4.5%, or selling any security in which the Company has a substantial shareholding > 5% “collectively referred to as “Substantial Shareholding Thresholds”).

The Company Secretary and each Director has a relevant interest in the following securities:

•	all securities standing in the name of the Company Secretary/Director;

•	all securities whose voting rights the Company Secretary/Director has power to exercise or controls;

•	all securities which the Company Secretary/Director has (or controls) the power to dispose of;

•	all securities standing in the name of a company in which the Company Secretary/Director has more than 20% of the voting power (for which purpose the Company Secretary/Director must count not only his own votes but also the votes of any person who acts in concert with him in relation to the affairs of the company in relation to which the question is being asked: ‘Does the Company Secretary/Director have more than 20% of the voting power?’); and

•	all securities standing in the name of a company whose decisions about financial and operating policies can be determined by the Company Secretary/Director.

The employees’ Registers give the Company what it needs from Executive Directors for the purposes of its substantial holding notices. Non-Executive Directors must also supply the necessary information to Compliance in a timely manner. This includes the provision of holdings and transaction reports on at least a quarterly basis and transaction details on the day of trade with respect to securities meeting the above Substantial Shareholding Thresholds.

8. GIFTS AND ENTERTAINMENT POLICY

(i)	Background

It is the Company’s policy that all Employees act in good faith and in the best interests of the Company. Any interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the CCO so that a determination may be made as to whether such interest or activity should be disposed of, discontinued or limited.

The Company’s “Gifts and Entertainment Policy” distinguishes between a “Gift” and “Entertainment.” Gifts are items (or services) of value that a third party provides to an Employee (or an Employee to the third party) where there is no business communication involved in the enjoyment of the gift. Entertainment, on the other hand, contemplates that the giver participates with the recipient in the enjoyment of the item. Entertainment is only appropriate when used to foster and promote business relationships for the Company. Solicitation of Gifts and/or Entertainment is unprofessional and is strictly prohibited.

(ii)	Company’s Gift and Entertainment Procedures

All employees (excluding non-executive directors) must record in the Gifts and Entertainment Register the receipt of gifts and entertainment from any entity which has or is seeking to have business dealings with the Company, as follows:

•	The Register will be Excel-based and thus self-administered. It is the responsibility of the recipient or giver to enter the information in the Register within seven days of receipt or giving. The following information will be recorded in the Register: employee name, date of entry, date of gift/entertainment, supplier/giver, nature of gift/entertainment and estimated value.

•	The Register will be confidential – an employee can make an entry but cannot look at the rest of the Register. The employee will be able to look at all of his/her entries.

•	Where an employee wishes to edit or delete an entry relating to themselves they must send a written request with a suitable explanation to the CCO for the CCO to amend the employee’s register. For example, a late decision to not to go to an event, or a change in date/value.

•	The CCO, the Chief Operating Officer and the Managing Director will be able to view the full Register.

•	All gifts other than of a trivial nature (e.g. promotional material such as pens, coffee mugs, umbrellas and books) are to be recorded. If in doubt as to ‘trivial’, consult the CCO.

•	All entertainment is to be recorded, other than where the entertainment is ad hoc and solely dining-related and the estimated cost of the meal (including beverages) is less than A$100. That is, meals costing more than A$100 have to be recorded. If the cost is not known, make an estimate. If unsure about the estimate, the principle is that it is better to disclose in the Register than not disclose.

•	Employees may not give or receive a gift with a market value in excess of A$250 from anyone with whom the Company has or is likely to have business dealings, unless approved by the CCO. Employees may not give or accept an invitation that involves Entertainment that has a market value in excess of A$250 and is not usual or customary. If an Employee is unable to judge the value of a Gift or believes that the Entertainment may be excessive, he or she should contact the CCO for guidance.

•	It is important to note that the market value of a gift or entertainment may be in excess of the cost price. For example, tickets to a sporting event may have a face value of A$50 but the market value could be A$500 due to scarcity or additional entertainment that is provided such as a corporate box.

•	Regular gifts or entertainment where the individual value is less than the above thresholds but the cumulative value exceeds the thresholds should be reported. For example, if a broker provided an employee with a bottle of wine worth A$50 routinely, such as every week or month.

The CCO will review the Register to consider whether the gifts and entertainment could have an effect on the Company’s best execution in that the policy includes proper broker selection process including an approved broker list (See #7 Best Execution Policy).

If you have any doubts or questions about the appropriateness of any interests or activities, employees should contact the CCO.

9. ANTI-BRIBERY POLICY

(i)	Company’s Anti-Bribery Procedures

It is the Company’s “Anti-Bribery Policy” that no Employee may offer payments, or anything else of value to a government official that will assist the Company in obtaining or retaining business or securing any improper business advantage, including making, promising or offering bribes to maintain existing business relationships or operations. Anyone at the Company found to be violating the Company’s Anti-Bribery Policy will be subject to disciplinary action, which may include termination.

The Company requires all Employees to report any suspicious activity that may violate this policy to the CCO. An Employee’s failure to report known or suspected violations may itself lead to disciplinary action.

Any payment or anything else of value given to a foreign official must be pre-approved by the CCO. Food and beverages provided during a legitimate business meeting must be disclosed to the CCO but do not require pre-clearance, except for food and beverages that are provided during a legitimate business that are clearly lavish or excessive.

(ii) U.S. Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits individuals and companies from corruptly making or authorizing an offer, payment or promise to pay anything of value to a foreign official for the purpose of influencing an official act or decision in order to obtain or retain business. The FCPA applies to all foreign officials and all employees of state-owned enterprises.

Under the FCPA, both the Company and its individual Employees can be criminally liable for payments made to agents or intermediaries “knowing” that some portion of those payments will be passed on to (or offered to) a foreign official. The knowledge element required is not limited to actual knowledge, but includes “consciously avoiding” the high probability that a third party representing the Company will make or offer improper payments to a foreign official.

FCPA Red Flags

Investment advisers engaging foreign agents are expected to be attuned to “red flags” in connection with the transaction, including:

•	The foreign country’s reputation for corruption;

•	Requests by a foreign agent for offshore or other unusual payment methods;

•	Refusal of a foreign agent to certify that it will not make payments that would be unlawful under the FCPA;

•	An apparent lack of qualifications;

•	Non-existing or non-transparent accounting standards; and

•	Whether the foreign agent comes recommended or “required” by a government official.

Sanctions for violating the FCPA may include fines and jail terms.

10. POLITICAL CONTRIBUTIONS AND PAY TO PLAY POLICY

(i) Background

Rule 206(4)-5 under the Advisers Act (the “Pay to Play Rule”) restricts the Company and its Employees and Covered Associates from making U.S. political Contributions that may appear to be made for pay to play purposes, regardless of the Employee/contributor’s intent. The SEC uses the phrase “pay to play” to refer to arrangements whereby investment advisers make political contributions or related payments to government officials in order to be awarded with, or afforded the opportunity to compete for, contracts to manage the assets of public pension plans and other government accounts.

A Covered Associate of an investment adviser is defined as (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (iii) any political action committee controlled by the investment adviser or by any of its covered associates.

The universe of those whose contributions above the de minimis level per se trigger the two-year time out is limited and does not include their consultants, lawyers or spouses. Contributions by affiliates and personnel beyond those identified as triggering the two-year time are addressed by a provision prohibiting those parties from doing indirectly what they are prohibited from doing directly under rule.

A Contribution is defined to include a gift subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election.

The Pay to Play Rule generally creates (a) a “two-year time-out” from receiving compensation for providing advisory services to certain state and local government entities after political contributions have been made to certain government officials, (b) a prohibition on soliciting or coordinating certain Contributions and payments from others, or coordinating, Contributions to certain elected officials or candidates or payments to political parties where the adviser is providing or seeking government business to , and (c) a prohibition from paying certain third parties from soliciting state and local government entities for investment advisory services.

The Pay to Play Rule does not prevent anyone from making a Contribution to any candidate, as covered employees may contribute USD350 to candidates for whom they may vote, and USD150 to other candidates.

(iii) Company’s Pay to Play Procedures

The Company will not make Political Contributions or otherwise endorse or support political parties or candidates (including through intermediary organizations such as PACs or campaign funds) with the intent of directly or indirectly influencing any investment management relationship.

It is the Company’s policy that Contributions to candidates for a public office, a political party or a political action committee (“PAC”)10 by the Company, if the Company’s policy changed and it made such a contribution, and its Employees (including an Employee’s spouse, domestic partner, minor children and other immediate family members living in the Employee’s household) are made in compliance with the Pay to Play Rule. Any Contribution11, to candidates running for U.S. state or local political office, candidates running for U.S. federal office who currently hold a U.S. state or local political office, or to political parties or PACs that may contribute to such campaigns (collectively, a “Political Contribution”) by the Company or its Employees (including an Employee’s spouse, domestic partner, minor children and other immediate family members living in the Employee’s household) must be made in compliance with applicable law.

(iv)	Preclearance of Political Contributions

The Company requires any Employee (including an Employee’s spouse, domestic partner, minor children and other immediate family members living in the Employee’s household) or Non-Executive Director to obtain approval from the CCO by completing a Preclearance Request Form (maintained by the CCO and included as Annexure G hereto) before making a Political Contribution. Under no circumstances may an Employee engage indirectly in any of the foregoing activities, such as funneling payments through third parties including, for example, attorneys, family members, friends or companies affiliated with the Company as a means of circumventing the Pay to Play Rule.12 This section does not apply to Non-Executive Directors.

(v)	New Employee/Non-Executive Director Certification

When an individual is employed by the Company or engaged as a Non-Executive Director, the Company must “look back” to that Employee’s (including an Employee’s spouse, domestic partner, minor children and other immediate family members living in the Employee’s household) or Non-Executive Director’s prior Political Contributions. If the Employee is involved in soliciting clients or investors for the Company, then the Company is required to look back at the Employee’s Political Contributions for two years. If the Employee is not involved in soliciting clients or investors for the Company, then the Company is only required to look back six months. The CCO will determine whether any such past Political Contribution will affect the Company’s business. Upon joining the Company, each new Employee must complete a New Hire Political Contributions Certification (attached hereto as Annexure H).

[10]	A political action committee is generally an organization whose purpose is to raise and distribute campaign funds to candidates seeking political office. PACs are formed by corporations, labor unions, membership organizations or trade associations or other organizations to solicit campaign contributions from individuals and channel the resulting funds to candidates for elective offices.
[11]	“Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities).
[12]	The Pay to Play Rule contains a “catch-all” provision that prohibits acts done indirectly which, if done directly would violate the Rule.

(iv)	Recordkeeping

The recordkeeping requirements with respect to political contributions by investment advisers were amended in 2011. The amendments to Rule 204-2 apply only to investment advisers with clients who are government entities.

It is the Company’s policy to comply with these amended recordkeeping requirements as follows:

•	The Company will maintain records of all persons who are covered associates under the rule and keep records of political contributions they make on and after that date;

•	The Company will also make and keep a record of all government entities that they provide advisory services to; and

•	advisers that pay regulated persons to solicit government entities for advisory services on their behalf must make and keep a list of those persons.

11. INSIDER TRADING POLICY

(i)	Background

In the U.S., insider trading is prohibited primarily by Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, Section 204A of the Advisers Act requires investment advisers to adopt, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information (“MNPI”) by the Company or any of its Employees or affiliates.

In Australia, if an employee comes to have information that is not generally available but, if it were generally available, a reasonable person would expect it to have a material effect on the price or value of securities of a body corporate and the employee knows or ought reasonably to know that the information is not generally available and, if it were generally available, it might have a material effect13 on the price or value of the relevant securities (“inside information”) the employee is what the Law14 calls an “insider”.

Breach of the above will be a breach not only of the Company’s policy but also of the Law from which a heavy fine or imprisonment or an order for compensation (or all three) could result. The SEC also can recover profits gained or losses avoided through insider trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring the Employee from the securities business. An Employee can also be sued by investors seeking to recover damages for insider trading. In addition, any violation of the Code’s Insider Trading Policy can be expected to result in serious sanctions by the Company, including termination of employment.

[13]	Australian Corporations Act 2001 s.1042E
[14]	Australian Corporations Act 2001 s.1042A

If an employee is an insider then the Company is also regarded as being an insider and so the Company is also embargoed.

(ii)	Company’s Insider Trading Procedures

Employees should consult the CCO if there is any question as to whether nonpublic information is material.

An employee who is an insider:

a)	must not (whether as principal or on behalf of any person) subscribe for, purchase or sell, or enter into an agreement to subscribe for, purchase or sell any of the relevant securities; or

b)	must not (whether as principal or on behalf of any person) procure another person or company to subscribe for, purchase or sell, or enter into an agreement to subscribe for, purchase or sell any of the relevant securities; or

c)	must not, directly or indirectly, communicate the information or cause the information to be communicated, to another person or company if the employee knows or ought reasonably to know, that the other person or company would or would be likely to breach a) or b), above.

The prohibition on trading applies even when:

a)	the direction of desired trade is opposite to the effect the inside information is expected to have on the price or value of securities; and

b)	the Company has already commenced a process of trading the security over a period of time for a number of portfolios, and the direction of trade is opposite to the effect the inside information is expected to have on the price or value of securities. Whilst the prohibition on trading in such a case will likely benefit the clients, the prohibition on trading is paramount.

An employee who comes to have information which the employee considers to be inside information must immediately inform the Managing Director and the CCO, of the security and the nature of the information, so that the Managing Director can make the decision as to whether the information warrants being judged inside information. This applies to all listed securities, not just those invested in, or monitored by, the Company. If the employee is judged to be insider then the employee and/or the Managing Director must inform the CCO of the security to which the inside information relates, who will then record the date, security and employee name in the Compliance Log Book, and then advise the Dealer who will initial the entry.

It is the responsibility of the insider to inform the Managing Director and the CCO when the inside information ceases to be so, which will be recorded in the Log Book along with the acknowledgement of the Dealer. There is no automatic expiration date for inside information - the security will remain embargoed until released by the insider. However, it is incumbent on the insider to monitor the situation closely, so that clients are not prevented from trading in that security, simply because the insider has not released the security in a timely manner.

If an employee becomes aware that the Company would be in danger of breaching the insider trading provisions, the employee must immediately inform the Managing Director.

(The preceding three paragraphs do not apply to non-executive directors).

Compliance Responsibilities

The CCO will review the Company’s Insider Trading Policy during the Company’s Annual Compliance Training Meeting to ensure that all Employees are properly trained and aware of the required reporting procedures. Upon learning of a potential violation of the Insider Trading Policy, the CCO will promptly prepare a confidential written report to be discussed with the Company’s senior management. The report will describe who violated policy, how it is believed to have been violated, and provide recommendations for further action.

12. INTERNET AND EMAIL USE POLICY

(i)	General

All employees must be continuously on guard to avoid inappropriate and illegal interaction with the services available on the internet and are expected to observe the high standards of ethics and integrity held by the Company when using the Company’s computer facilities, including internet and email and social media. The use of these facilities should be for business purposes and every effort must be made to minimise the use of them for personal purposes (refer Advertising Policy for Social Media policy). Employees should conduct all their communications, including those of a personal nature, mindful of their responsibilities as representatives of the Company and with respect for fellow employees. All employees are expected to uphold software and data usage licences.

If you identify a security problem or suspect a virus is present, notify the Head of IT at once. Do not open any emails that you suspect contain a virus. All use of the system must be under your own account name and password.

Any attempt to harm or destroy data of the Company, another user or any other agencies or networks that are connected to the computer system, including the uploading or creation of computer viruses will result in disciplinary and possibly legal action.

(ii)	Electronic Communications Surveillance

You are also advised that, from 14 July 2010, the Company intends to carry out ongoing, intermittent surveillance of the use of computer systems by employees – including emails, internet and files (including files stored on the work computers). The surveillance is carried out by all means available to the Company which may include:

(a) accessing email accounts or emails;

(b) accessing files of employees;

(c) accessing the employees’ work computers; and

(d) accessing records of recording internet usage by employees (including sites and pages visited, files downloaded, video and audio files accessed and data input).

(iii)	Media Contact and Social Networking Policy

The Company’s employees are forbidden from providing articles or comments about the Company whether by way of news interviews, publications or the expression of personal views, opinions or judgments to any news media, internet websites, personal blog or any social networking sites (such as: Facebook, Weibo, Twitter) without the prior written approval of the Managing Director.

Annexure A

EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT OF THE CODE AND

COMPLIANCE ATTESTATION

All Employees are required to read this Code of Ethics and acknowledge having understood its contents by printing out this page, entering their name, signing and dating it and returning it to the Chief Compliance Officer.

I do hereby acknowledge that I have received and read the Maple-Brown Abbott Code of Ethics. I understand its content and agree to the policies and procedures set forth therein. I have had the opportunity to ask the Chief Compliance Officer questions and I have received adequate responses. I am aware of the penalties for violation of these policies and I agree to them.

Name:

Signature:

Date:

Annexure B

ANNUAL OUTSIDE ACTIVITY/INSIDER DISCLOSURE STATEMENT

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role):

	Name of Business	Role

	Name of Business	Role

2.	Entities by which I am employed or receive compensation:

	Name of Entity	Affiliation or Title

	Name of Entity	Affiliation or Title

3.	Business organizations in which I am an officer, director, partner or employee:

Public Co. ☐ Yes ☐
No
	Name of Entity	Affiliation or Title

Public Co. ☐ Yes ☐
No
	Name of Entity	Affiliation or Title

4.	Describe interests in any securities, financial or kindred business:

Do you own a significant position in any publicly held company’s securities? Describe:

Insider Disclosure

Please indicate below whether you or any member of your immediate family is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:

Date:

Compliance Receipt:

Date:

Annexure C

EMPLOYEE TRADE PRECLEARANCE REQUEST FORM

Preclearance from the Chief Compliance Officer is required for all transactions as set forth in the Personal Securities Trading Policy. The Chief Compliance Officer will check the Company’s Restricted List (as defined in the Personal Securities Trading Policy) prior to granting approval. Please complete this form and return it to the Chief Compliance Officer.

Employee Name:

Account Holder(s):

Relationship to Employee:

Type of Security:

Issuer:

Instruction: Please indicate whether any buy transaction relates to an initial public offering (IPO).

Buy/Sell:                                          Quantity:                                          Current Price:

Buy/Sell:                                          Quantity:                                          Current Price:

Buy/Sell:                                          Quantity:                                          Current Price:

I REPRESENT THAT:

(i)	I am not in possession of material non-public information concerning or affecting the issuer(s);

(ii)	I am not aware of a pending research report involving or relating to the issuer(s);

(iii)	I am not aware of a material pending customer or proprietary trade involving these securities;

(iv)	These trades conform to the Personal Securities Trading Policy; and

(v)	If approved, I understand that the authorisation is valid for only 7 days from the date/time of approval.

Name

Signed

Date

APPROVAL:

Annexure D

APPLICATION TO PARTICIPATE IN PRIVATE INVESTMENTS

Employee name:

Name of Organization:

Nature of Business:

Legal Status of Entity (corporation, LP, LLC):

Business Address:

Principals:

         Publicly Traded                          Privately Placed                          Non-Profit

To the best of your knowledge, does the Company or any of its affiliates conduct or plan to conduct business with the Company?          Yes          No

If yes, please explain:

To the best of your knowledge, has the company or anyone associated with the company been the subject of a disciplinary proceeding issued by a securities regulatory authority, or been found guilty of a criminal offense within the last ten years?          Yes          No

If yes, please explain:

Description of Private Securities Transaction

(Please provide CCO with purchase and/or subscription agreement and related documentation)

Type and amount of securities you are investing in:

Indicate the total dollar amount of your investment:

Do you own any other securities of the company or its affiliates?          Yes          No

If yes, please explain:

Estimate your total equity ownership interest in the Company:                      %

Through your investment do you have the right to participate in management, or the right to board membership or board observation rights?          Yes          No

If yes, please explain:

Disposition of Preclearance Request

         Request Approved** (Approval valid for 30 days from date set forth below)

**If request is approved, the Employee must complete the following section and return a copy of this form to the Chief Compliance Officer:

Form of Contribution:

Amount of Contribution:

Date of Contribution:

         Request Denied (please consult the Chief Compliance Officer for details)

Annexure E

INITIAL AND ANNUAL HOLDINGS REPORT

Name of Employee:

The following sets forth all Covered Accounts and non-discretionary managed accounts (as defined in the Personal Securities Trading Policy) holding reportable securities and private investments as of                     .

Name on Account	Relationship to Employee	Title and Type of Security	Tracker Symbol /CUSIP Number	Number of Shares	Principal Amount/ Value	Broker, Dealer or Bank Where Securities Held

or

         I have no Covered Accounts or Non-Discretionary Management Accounts.

or

         Please see the attached brokerage statement(s) provided to the CCO which contains all information regarding reportable securities as requested above.

The undersigned employee certifies that he or she has not engaged in any transactions involving securities that would violate the Personal Securities Trading Policy.

Name

Signed

Date

Annexure F

QUARTERLY TRANSACTION REPORT

Name of Employee:

The following sets forth all of the transactions in reportable securities made in my Covered Account(s) for the quarter beginning on                      and ending on .

Date	Name on Account	Title and Type of Security	Tracker Symbol ! CUSIP Number	Interest Rate! Maturity Date	Nature of Transaction (Bought! Sold)	Price Per Share	Broker, Dealer or Bank Effecting Transaction

or

         I have no transactions in Covered Accounts for this calendar quarter.

or

         Please see Brokerage Statement(s) provided to the CCO which contains all information as requested above.

The undersigned employee certifies that he or she has not engaged in any transactions involving securities in the employees Covered Accounts that would violate the Personal Securities Trading Policy.

Name

Signed

Date

Annexure G

POLITICAL CONTRIBUTIONS PRECLEARANCE FORM

Name and Title of Employee:

Place of principal residence (city and state):

Employees of Maple-Brown Abbott (including an Employee’s spouse, domestic partner, minor children and other immediate family members living in the Employee’s household) are required to obtain preclearance from the Chief Compliance Officer for any direct or indirect Contribution15 to be made by the Employee to a public official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, including to any political party or any election committee for the person.

The undersigned requests preclearance with respect to the following Contribution:

Name of candidate/political party/political action committee to whom Contribution will be made (for candidates, include name, title and any city/county/state or other political subdivision affiliation):

Expected date and form of Contribution (e.g., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

Office to which candidate seeks election:

[15]	“Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal office (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), U.S. state or local office, including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children and other immediate family members living in your household.

Candidate’s position at time of Contribution:

Contribution amount (or value of non-cash Contribution):

$

To the best of your knowledge, does the position to which the candidate seeks election or the position currently held by the candidate: (a) involve direct or indirect responsibility for, or can he/she influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

         Yes                                  No

Have you made any other Contributions to this candidate, or payments on behalf of this candidate’s candidacy, during this election cycle?

         Yes                                  No

The undersigned hereby certifies that (i) all information provided herein is accurate and (ii) the Contribution for which the undersigned seeks preclearance as set forth above will not be made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:

Signature:

Date:

Annexure H

NEW EMPLOYEE POLITICAL CONTRIBUTION DISCLOSURE FORM

Pursuant to Rule 206(4)-5 under the Investment Advisers Act of 1940, Maple-Brown Abbott (the “Company”) is subject to restrictions with respect to certain political contributions or other payments made by its Employees and Non- Executive Directors. Rule 206(4)-5 contains look back provisions which provide that contributions or payments made by Employees prior to joining an investment adviser can, in some instances, disqualify the adviser from receiving compensation for managing the assets of certain public pension funds. Accordingly, so that we may determine whether any contributions made by you prior to your employment with the Company implicate Rule 206(4)-5, all prospective Employees must complete and return the attached form prior to commencing employment. Please direct any questions to the Chief Compliance Officer.

Set forth below is each direct or indirect Contribution1 made by the undersigned and/or the undersigned’s spouse to an official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, and each direct or indirect payment to a political party of a state or political subdivision thereof, in each case during the two year period prior to the date of this Disclosure Form. Contributions made prior to March 14, 2011 do not need to be disclosed below. Attach additional pages as necessary.

Name of individual (or entity) that made the Contribution:

Name of candidate/political party/political action committee to whom Contribution was made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):

Date and form of Contribution (e.g., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

[1]	“Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), state or local office, including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children and other immediate family members living in your household.

Office to which candidate seeks or sought election:

Candidate’s position at time of Contribution:

Contribution amount (or value of non-cash Contribution):

$

To the best of your knowledge, did or does the position to which the candidate sought election or the position held by the candidate at the time of the election: (a) involve direct or indirect responsibility for, or confer the ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

         Yes          No

Have your spouse, domestic partner, minor children or other immediate family members living in your household made Contributions to the above referenced official/candidate?

         Yes          No

If yes, please provide details of such Contribution:

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) none of the Contributions or payments set forth above was made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:

Signature:

Date:

Annexure I

EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT OF COMPLIANCE

MANUAL AND COMPLIANCE ATTESTATION

All Employees are required to read the sections of the Compliance Manual and acknowledge having understood its contents as applicable to their role, by printing out this page, entering their name, signing and dating it and returning it to the Chief Compliance Officer.

I do hereby acknowledge that I have received and read the Maple-Brown Abbott Compliance Manual. I understand its content, as applicable to my role and agree to the policies and procedures set forth therein. I have had the opportunity to ask the Chief Compliance Officer questions and I have received adequate responses. I am aware of the penalties for violation of these policies and I agree to them.

Name:

Signature:

Date:

The below list of compliance policies are collectively referred to as the compliance Manual (“the Manual”). The below matrix identifies the policies that are applicable to your department (marked with an “X”).

Policy	Research	Operations	Finance (COO)	Compliance & Legal	Client Services	Information Technology	Admin

Code of Ethics	X	X	X	X	X	X	X

Fraud Policy	X	X	X	X	X	X	X

Pre and Post Trading Policy	X			X	X

Complaints Policy	X	X	X	X	X	X	X

Trade Allocation Policy	X			X

Breach Reporting Policy	X	X	X	X	X

Best Execution Policy	X			X	X

Soft Dollar Policy	X		X	X	X

Advertising Policy	X	X	X	X	X	X	X

Document Storage Policy	X	X	X	X	X	X	X

Proxy Voting Policy	X	X	X	X	X

AFSL Compliance Policy			X	X

Privacy Policy	X	X	X	X	X	X	X

MBA Business Continuity Policy	X	X	X	X	X	X	X

Approved by the Board of Maple-Brown Abbott Limited on 13 February 2003. Last updated by the Board of Maple-Brown Abbott Limited on 8 December 2015.